UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2016

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-2345

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, 6D Global Technologies, Inc. (the “Company”) appointed Bradley Timchuk, 51, to serve as the President and Chief Operations Officer of the Company, effective May 1, 2016 and for a period of two years. As the Company’s President and Chief Operations Officer, Mr. Timchuk will have overall responsibility for the global operations of the Company.

Prior to his appointment, Mr. Timchuk served as an executive consultant to the Company, beginning in October 2015 for which he was paid $15,000 per month. Before that, Mr. Timchuk was employed by TigerLogic Corporation, and served as its Chief Executive Officer from September 2014 until March 2015, in which role he was responsible for TigerLogic’s restructuring, strategic partnerships, and growth strategy. Prior to that, Mr. Timchuk served as Executive Vice President of Worldwide Sales and Marketing at TouchCommerce, Inc., an online customer engagements solution company, from May 2012 through November 2013, and in various capacities at Fuel Industries, Inc., a private youth engagement agency, beginning in March 2010, including as Executive Vice President, Chief Executive Officer from November 2010 through September 2011, and in an advisory capacity through April 2012. Mr. Timchuk has also served as Senior Vice President of Sales and Business Development for eFusion, Inc. Mr. Timchuk attended Mohawk College in Canada, where he studied Computer Electronics Technology.
In connection with Mr. Timchuk’s appointment, the Company entered into an Employment Agreement with him that provides an annual base salary of $240,000 and the opportunity for a performance and a discretionary bonus. In addition, pursuant to the Employment Agreement, the Company agreed to issue Mr. Timchuk, on May 1, 2016, stock options to purchase 200,000 shares of the Company’s common stock, to vest annually in five equal installments. If the Company terminates the Employment Agreement without cause, or upon a change in control, or if Mr. Timchuk resigns for good reason, Mr. Timchuk is entitled to a severance payment of three months of his annual base salary ($60,000) and any unvested stock options shall terminate and be null and void. The foregoing summary of Mr. Timchuk’s Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto.
Mr. Timchuk has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Timchuk and any other persons pursuant to which he was selected as President and Chief Operations Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Employment Agreement

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.
Date: April 29, 2016	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer